Exhibit 99.1


[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE


            SunRocket and American Telecom Services Bundle Certified
                   DECT 6.0 Cordless Phone with VoIP Service

     Multi-handset cordless phone with integrated router to be available at nationwide retail channels starting this month


VIENNA, Va., and CITY OF INDUSTRY, Calif.-March 6, 2007--SunRocket, one of the nation's fastest-growing Internet phone service providers, and American Telecom Services, Inc. (AMEX: TES), a leading provider of converged communications solutions, today announced the launch of a fully certified DECT 6.0 cordless multi-handset Internet phone powered by SunRocket. The E6501S DECT (Digital Enhanced Cordless Telecommunications) phone--which includes ATS' patent-pending Digital Clear functionality and is bundled with SunRocket Internet phone service--will be available through nationwide retail channels beginning this month, starting with one of the nation's largest office superstores.

"DECT 6.0 offers tremendous advantages over existing cordless handsets and begins setting the foundation for future SunRocket home-centric communications services," said Rob Chandhok, chief product officer at SunRocket. "Now any consumer with a broadband Internet connection can simply purchase this multi-handset cordless phone and activate SunRocket service to enjoy inexpensive, interference-free, digitally clear Internet telephone service."

With an integrated router, users no longer require a separate Internet phone adapter, as full VoIP capabilities are already built in. In addition, because the DECT 6.0 phone operates in the 1.9 GHz frequency band, defined by the FCC specifically for cordless phones, the DECT phone avoids interference problems associated with home networks and other wireless devices operating in the 2.4 GHz and 5.8 GHz frequencies--such as Wi-Fi, microwave ovens and garage door openers.

The E6501S, with its DECT 6.0 technology, also enables:

     o    An expandable  design for up to five total handsets;

     o    Communications range of more than 650 feet; and

     o    SIP-compliant VoIP platform.

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"The combined savings, quality, simplicity and enhanced features of the American
Telecom DECT phone bundled with SunRocket means that mainstream consumers can now enjoy full VoIP functionality in a single device and seamlessly transition from their existing home phone service," said Bruce Hahn, CEO of American Telecom Services.

Retail customers will be able to easily activate the multi-handset cordless unit for Internet phone service by choosing from any of SunRocket's offerings, including its pioneering all-inclusive $199 Annual Edition--which delivers unlimited free calling throughout the United States, Canada and Puerto Rico, enhanced voicemail, over a dozen free built-in calling features, enhanced 911 calling, plus the option to keep their existing phone number.

                                      # # #

About SunRocket
Headquartered in Vienna, Virginia, SunRocket, the "no gotcha" phone company, is bringing Internet phone service to mainstream America with the nation's first full-year, flat-rate home phone package. SunRocket is the only company to offer complete Internet phone service at an all-inclusive, annual price of $199, with no hidden charges, termination penalties or "gotchas." SunRocket makes it easy for households with high-speed Internet access to take advantage of the
incredible  value  and  enhanced   capabilities  of  state-of-the-art   Internet
telephony. For more information about this privately held corporation, see the company's Web site at www.SunRocket.com.
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SunRocket is a trademark of SunRocket, Inc. All other trademarks are property of their respective owners.

About American Telecom Services
American Telecom Services, a leading provider of traditional and Internet phones bundled with service offerings, currently offers Digital Clear Internet phone bundles powered by SunRocket and Lingo, Inc. (Voice-over-Internet- Protocol or "VoIP") and Pay N' Talk prepaid residential long-distance communications services powered by IDT. These services are bundled with ATS' diverse line of custom-designed digital cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the "American Telecom," "ATS," "Pay N' Talk" and "Digital Clear" brand names.

More  information  is available  at the  company's  Web site:  www.atsphone.com.
                                                               ----------------

Contacts

For SunRocket:

Brian Lustig
SunRocket, Inc.
703-637-9073
Brian.Lustig@SunRocket.com
--------------------------

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For ATS:

Adam Somer
ATS Co-Presdient
678-636-4384
adam.somer@atsphone.com
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Brett Maas, Principal (Investor Relations)
Hayden Communications
646-536-7331
brett@haydenir.com
------------------

Deb Jones (Media Relations)
Comunicano, Inc.
856-363-9001 (office)
505-400-3363 (mobile)
deb.jones@comunicano.com
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